Term Sheet No. 2415
To underlying supplement No. 5 dated September 28, 2012,
prospectus supplement dated September 28, 2012,
prospectus dated September 28, 2012 and
prospectus addendum dated December 24, 2014
Registration Statement No. 333-184193 Dated April 15, 2015; Rule 433

Deutsche Bank AG
$           Tracker Notes Linked to a Basket due April 20, 2017
General
•
The Tracker Notes (the “securities”) are linked to a basket of one index and two exchange-traded funds and are designed for investors who seek a return at maturity that offers exposure to two times any increase or decrease in the level of the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) and one times any increase or decrease in the level of an unequally weighted sub-basket consisting of the WisdomTree Europe Hedged Equity Fund (the “HEDJ Fund”) and the WisdomTree Japan Hedged Equity Fund (the “DXJ Fund,” and together with the HEDJ Fund, the “Basket ETFs”) as set forth in the table below. We refer to each of EMERALD and the Basket ETFs as a “Basket Component” and together the “Basket Components.” The return of each Basket Component is reduced by its respective Adjustment Factor.

•	The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment.
•
The securities do not pay any coupons and investors should be willing to lose some or all of their initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors.

•
In addition to any cash payment investors receive at maturity or upon the occurrence of a Redemption Trigger Event, investors will receive a quarterly cash payment reflecting the amount of cash dividends, if any, declared and paid by each Basket ETF to its shareholders as set forth below.

•	Any payment on the securities is subject to the credit of the Issuer.
•	Senior unsecured obligations of Deutsche Bank AG due April 20, 2017
•	Minimum purchase of $1,000. Minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.
•	The securities are expected to price on or about April 15, 2015 (the “Trade Date”) and are expected to settle on or about April 20, 2015 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of a basket consisting of three Basket Components as set forth below.
	Basket Component	Ticker Symbol	Basket Component Weighting	Initial Level†
	Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)	DBVEMR	2 (200.00%)
	WisdomTree Europe Hedged Equity Fund (the “HEDJ Fund”)	HEDJ	2/3 (66.67%)	$
	WisdomTree Japan Hedged Equity Fund (the “DXJ Fund”)	DXJ	1/3 (33.33%)	$
† The Initial Level for each Basket Component will be set on the Trade Date.
(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-12 of this term sheet.
The Issuer’s estimated value of the securities on the Trade Date is approximately $977.50 to $997.50 per $1,000 Face Amount of securities, which is less than the Issue Price.  Please see “Issuer’s Estimated Value of the Securities” on page TS-4 of this term sheet for additional information.
By acquiring the securities, you will be bound by, and deemed to consent to, the imposition of any Resolution Measure (as defined below) by our competent resolution authority, which may include the write down of all, or a portion, of any payment on the securities. If any Resolution Measure becomes applicable to us, you may lose some or all of your investment in the securities. Please see “Resolution Measures” on page TS-5 of this term sheet for more information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplement, prospectus supplement, prospectus or prospectus addendum. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$2.50	$997.50
Total	$	$	$
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this term sheet. The securities will be sold with underwriting discounts and commissions of $2.50 per $1,000 Face Amount of securities.
The agent for this offering is our affiliate. For more information, see “Underwriting (Conflicts of Interest)” in this term sheet.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Deutsche Bank Securities
April 15, 2015

(Key Terms continued from previous page)
Redemption Amount:
At maturity or upon the occurrence of a Redemption Trigger Event, you will receive a cash payment per $1,000 Face Amount of securities on the Maturity Date or the Redemption Trigger Payment Date, as applicable, calculated as follows:

	$1,000 x	( Final Basket Level )
Initial Basket Level

Your investment will be fully exposed to two times any increase or decrease in the level of EMERALD and one times any increase or decrease in the level of an unequally weighted sub-basket consisting of the Basket ETFs. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. The return of each Basket Component is reduced by its applicable Adjustment Factor regardless of whether such Basket Component increases or decreases. You will lose some or all of your initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors. Any payment at maturity or upon a Redemption Trigger Event is subject to the credit of the Issuer. In no event will the Redemption Amount be less than zero.

Initial Basket Level:		100
Final Basket Level:		The Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable
Basket Level:		The Basket Level on any trading day will be calculated as follows: 100 × [1 + (2 x EMERALD Performance) + (2/3 × HEDJ Fund Performance) + (1/3 × DXJ Fund Performance)]
The EMERALD Performance, HEDJ Fund Performance and DXJ Fund Performance refer to the Performance of EMERALD, the HEDJ Fund and the DXJ Fund, respectively.
Performance:		The Performance of each Basket Component from its Initial Level to its Final Level will be calculated as follows:
(	Final Level Initial Level	) x	Adjustment Factor – 1
Initial Level:	For each Basket Component, the Closing Level for such Basket Component on the Trade Date, as set forth in the table above
Final Level:	For each Basket Component, the Closing Level for such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable
Closing Level:
For EMERALD, the closing level of EMERALD on the applicable trading day.
For each Basket ETF, the closing price of such Basket ETF on the applicable trading day multiplied by the relevant then-current Share Adjustment Factor, as determined by the Calculation Agent.

Share Adjustment Factor:	Initially 1.0 for each Basket ETF, subject to adjustment for certain actions affecting such Basket ETF. See “General Terms of the Securities – Anti-dilution Adjustments for Funds” in this term sheet.
Adjustment Factors:	Basket Component	Adjustment Factor
	EMERALD	1 - (0.0100 x (Days/365))
	HEDJ Fund	0.9895
	DXJ Fund	0.9895
where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the relevant day of calculation.
Redemption Trigger Event:
A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but excluding the Trade Date to but excluding the Final Valuation Date is less than the Redemption Trigger Level. If a Redemption Trigger Event occurs, the securities will be redeemed by the Issuer in whole, but not in part, on the Redemption Trigger Payment Date for the Redemption Amount calculated as of the Redemption Trigger Valuation Date.

Redemption Trigger Level:	40
Redemption Trigger Valuation Date1:	The trading day on which a Redemption Trigger Event first occurs
Redemption Trigger Payment Date1:	The third business day following the relevant Redemption Trigger Valuation Date
Dividend Pass-Thru Payments:
On each Dividend Pass-Thru Payment Date, if you are the beneficial owner of the securities as of the close of business on the applicable Record Date, you will receive a cash payment per $1,000 Face Amount of securities that equals the total amount of cash dividends declared and paid by each Basket ETF to its shareholders during the applicable Dividend Pass-Thru Payment Period on the number of shares of the applicable Basket ETF equal to its Dividend Pass-Thru Share Amount. No Dividend Pass-Thru Payments will be made after the securities are redeemed on a Redemption Trigger Payment Date.

(Key Terms continued on next page)

(Key Terms continued from previous page)
Dividend Pass-Thru Share Amount:
With respect to a Dividend Pass-Thru Payment Date, the Dividend Pass-Thru Share Amount for each Basket ETF will be calculated as follows:
(i) the product of $1,000 Face Amount of securities and the Basket Component Weighting for such Basket ETF, divided by (ii) the Initial Level of such Basket ETF, multiplied by (iii) the Share Adjustment Factor for such Basket ETF on the trading day immediately preceding such Dividend Pass-Thru Payment Date

Dividend Pass-Thru Payment Period:
With respect to each Dividend Pass-Thru Payment Date, the period from and including the last Dividend Pass-Thru Payment Date (or the Trade Date, in the case of the first Dividend Pass-Thru Payment Date) to but excluding such Dividend Pass-Thru Payment Date.

Dividend Pass-Thru Payment Dates1, 2:
The 20th of each January, April, July and October, commencing on July 20, 2015 and ending on the Maturity Date or Redemption Trigger Payment Date, as applicable. If a Dividend Pass-Thru Payment Date (including the Maturity Date) is not a business day, such Dividend Pass-Thru Payment Date will be the first following day that is a business day, but no adjustment will be made to the Dividend Pass-Thru Payment paid on such following business day.

Record Dates:	With respect to each Dividend Pass-Thru Payment Date, the third business day preceding such Dividend Pass-Thru Payment Date
Trade Date2:	April 15, 2015
Settlement Date2:	April 20, 2015
Final Valuation Date1, 2:	April 17, 2017
Maturity Date1, 2:	April 20, 2017
Listing:	The securities will not be listed on a securities exchange.
CUSIP / ISIN:	25152CSF4 / US25152CSF40

1 Subject to postponement as described under “General Terms of the Securities – Adjustments to Valuation Dates and Payment Dates” in this term sheet.
2 In the event that we make any change to the expected Trade Date or Settlement Date, the Dividend Pass-Thru Payment Dates, Final Valuation Date and Maturity Date may be changed so that the stated term of the securities remains the same.

ISSUER’S ESTIMATED VALUE OF THE SECURITIES

The Issuer’s estimated value of the securities is equal to the sum of our valuations of the following two components of the securities: (i) a bond and (ii) an embedded derivative(s). The value of the bond component of the securities is calculated based on the present value of the stream of cash payments associated with a conventional bond with a principal amount equal to the Face Amount of securities, discounted at an internal funding rate, which is determined primarily based on our market-based yield curve, adjusted to account for our funding needs and objectives for the period matching the term of the securities. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the securities, reduces the economic terms of the securities to you and is expected to adversely affect the price at which you may be able to sell the securities in any secondary market. The value of the embedded derivative(s) is calculated based on our internal pricing models using relevant parameter inputs such as expected interest and dividend rates and mid-market levels of price and volatility of the assets underlying the securities or any futures, options or swaps related to such underlying assets. Our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.

The Issuer’s estimated value of the securities on the Trade Date (as disclosed on the cover of this term sheet) is less than the Issue Price of the securities. The difference between the Issue Price and the Issuer’s estimated value of the securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Issuer’s estimated value of the securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the securities on the Trade Date. Our purchase price, if any, in secondary market transactions will be based on the estimated value of the securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately three months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

RESOLUTION MEASURES

On May 15, 2014, the European Parliament and the Council of the European Union published a directive for establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive requires each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. Germany has adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or “SAG”), which went into effect on January 1, 2015. SAG may result in the securities being subject to any Resolution Measure by our competent resolution authority if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. By acquiring the securities, you will be bound by and deemed to consent to the provisions set forth in the accompanying prospectus addendum, which we have summarized below.

By acquiring the securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority. Under the relevant resolution laws and regulations as applicable to us from time to time, the securities may be subject to the powers exercised by our competent resolution authority to: (i) write down, including to zero, any payment (or delivery obligations) on the securities; (ii) convert the securities into ordinary shares or other instruments qualifying as core equity tier 1 capital; and/or (iii) apply any other resolution measure, including (but not limited to) any transfer of the securities to another entity, the amendment of the terms and conditions of the securities or the cancellation of the securities. We refer to each of these measures as a “Resolution Measure.”

Furthermore, by acquiring the securities, you:

•
are deemed irrevocably to have agreed, and you will agree: (i) to be bound by any Resolution Measure; (ii) that you will have no claim or other right against us arising out of any Resolution Measure; and (iii) that the imposition of any Resolution Measure will not constitute a default or an event of default under the securities, under the senior indenture dated November 22, 2006 among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, authenticating agent and registrar, as amended and supplemented from time to time (the “Indenture”), or for the purpose of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee and the paying agent for, agree not to initiate a suit against the trustee and the paying agent in respect of, and agree that neither the trustee nor the paying agent will be liable for, any action that the trustee or the paying agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the securities; and

•
will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the securities and (ii) authorized, directed and requested The Depository Trust Company (“DTC”) and any participant in DTC or other intermediary through which you hold such securities to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the securities as it may be imposed, without any further action or direction on your part or on the part of the trustee, paying agent, issuing agent, authenticating agent, registrar or Calculation Agent.

This is only a summary, for more information please see the accompanying prospectus addendum dated December 24, 2014, including the risk factor “The securities may be written down, be converted or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us” on page 2 of the prospectus addendum.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this term sheet together with the underlying supplement No. 5 dated September 28, 2012, prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part, prospectus dated September 28, 2012 and prospectus addendum dated December 24, 2014. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at.www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 5 dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005094/crt-dp33101_424b2.pdf

•	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

•	Prospectus addendum dated December 24, 2014:
http://www.sec.gov/Archives/edgar/data/1159508/000095010314009034/crt_52088.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

The trustee has appointed Deutsche Bank Trust Company Americas as its authenticating agent with respect to our Series A global notes.

This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in this term sheet and in “Risk Factors” in the accompanying prospectus supplement and prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at.www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus addendum, prospectus supplement, underlying supplement and this term sheet if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following tables illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Components, payable at maturity or upon a Redemption Trigger Event. These examples illustrate that you will lose some or all of your initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors. Your investment will be fully exposed to two times any increase or decrease in the level of EMERALD and one times any increase or decrease in the level of an unequally weighted sub-basket consisting of the Basket ETFs. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment.

The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assume a period of 733 calendar days from the Trade Date to the Final Valuation Date. The actual Initial Levels for each Basket Component will be determined on the Trade Date. The actual amount payable at maturity or upon a Redemption Trigger Event will be the Redemption Amount, determined based on the performances of the Basket Components on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The hypothetical Redemption Amounts shown here do not include the Dividend Pass-Thru Payments you may receive. The numbers appearing in the following table and examples may have been rounded for ease of analysis.

Redemption Amount at Maturity

The following first five examples illustrate the hypothetical Redemption Amount per $1,000 Face Amount of securities payable at maturity. For purposes of this table and these examples, it is assumed that a Redemption Trigger Event does not occur.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors
Example 1: EMERALD	30.00%	27.39%
HEDJ Fund	20.00%	18.74%
DXJ Fund	15.00%	13.79%
Final Basket Level		171.869
Redemption Amount		$1,718.69
Return on the securities		71.87%
Example 2: EMERALD	0.50%	-1.52%
HEDJ Fund	1.50%	0.43%
DXJ Fund	1.00%	-0.06%
Final Basket Level		97.233
Redemption Amount		$972.33
Return on the securities		-2.77%
Example 3: EMERALD	-15.00%	-16.71%
HEDJ Fund	10.00%	8.85%
DXJ Fund	25.00%	23.69%
Final Basket Level		80.379
Redemption Amount		$803.79
Return on the securities		-19.62%
Example 4: EMERALD	10.00%	7.79%
HEDJ Fund	-15.00%	-15.89%
DXJ Fund	-10.00%	-10.95%
Final Basket Level		101.339
Redemption Amount		$1,013.39
Return on the securities		1.34%
Example 5: EMERALD	-20.00%	-21.61%
HEDJ Fund	-5.00%	-6.00%
DXJ Fund	-10.00%	-10.95%
Final Basket Level		49.140
Redemption Amount		$491.40
Return on the securities		-50.86%

Example 1: EMERALD increases 30.00%, the HEDJ Fund increases 20.00% and the DXJ Fund increases 15.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. Assuming a period of 733 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 171.869, calculated as follows:

Final Basket Level	=	100 x [1 + (2 × EMERALD Performance) + ((2/3) × HEDJ Fund Performance) + ((1/3) × DXJ Fund Performance)]
	=	100 x [1 + (2 × (130.00% × (1 – 0.01 × 733/365) – 1)) + ((2/3) × (120.00% × 0.9895 – 1)) + ((1/3) × (115.00% × 0.9895 – 1))]
	=	171.869

Accordingly, you would receive a Redemption Amount at maturity of $1,718.69 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	171.869
				100
	=	$1,718.69

Example 2: EMERALD increases 0.50%, the HEDJ Fund increases 1.50% and the DXJ Fund increases 1.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, even though the Final Level of each Basket Component is greater than its respective Initial Level, you would receive a Redemption Amount at maturity that is less than $1,000 per $1,000 Face Amount of securities because the increases in the Final Levels are not sufficient to offset the effect of the respective Adjustment Factors. Assuming a period of 733 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 97.233, calculated as follows:

Final Basket Level	=	100 x [1 + (2 × EMERALD Performance) + ((2/3) x HEDJ Fund Performance) + ((1/3) x DXJ Fund Performance)]
	=	100 x [1 + (2 × (100.50% x (1 – 0.01 × 733/365) – 1)) + ((2/3) × (101.50% × 0.9895 – 1)) + ((1/3) × (101.00% × 0.9895 – 1))]
	=	97.233

Accordingly, you would receive a Redemption Amount at maturity of $972.33 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	97.233
				100
	=	$972.33

Example 3: EMERALD decreases 15.00%, the HEDJ Fund increases 10.00% and the DXJ Fund increases 25.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, even though the respective Final Levels of the Basket ETFs are greater than their respective Initial Levels, you would receive a Redemption Amount at maturity that is significantly less than $1,000 per $1,000 Face Amount of securities because the unleveraged increase in the level of the sub-basket consisting of the Basket ETFs is offset by a greater and leveraged decrease in the level of EMERALD as well as by the effect of the respective Adjustment Factors. Assuming a period of 733 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 80.379, calculated as follows:

Final Basket Level	=	100 x [1 + (2 × EMERALD Performance) + ((2/3) × HEDJ Fund Performance) + ((1/3) × DXJ Fund Performance)]
	=	100 x [1 + (2 × (85.00% × (1 – 0.01 × 733/365) – 1)) + ((2/3) × (110.00% × 0.9895 – 1)) + ((1/3) × (125.00% × 0.9895 – 1))]
	=	80.379

Accordingly, you would receive a Redemption Amount at maturity of $803.79 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	80.379
				100
	=	$803.79

Example 4: EMERALD increases 10.00%, the HEDJ Fund decreases 15.00% and the DXJ Fund decreases 10.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, even though the Final Levels of the Basket ETFs are less than their respective Initial Levels, you would receive a Redemption Amount at maturity that is more than $1,000 per $1,000 Face Amount of securities because the leveraged increase in the level of EMERALD is greater than the unleveraged decrease in the level of the unequally weighted basket consisting of the Basket ETFs and the effect of the respective Adjustment Factors. Assuming a period of 733 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 101.339, calculated as follows:

Final Basket Level	=	100 x [1 + (2 × EMERALD Performance) + ((2/3) × HEDJ Fund Performance) + ((1/3) × DXJ Fund Performance)]
	=	100 x [1 + (2 × (110.00% × (1 – 0.01 × 733/365) – 1)) + ((2/3) × (85.00% × 0.9895 – 1)) + ((1/3) × (90.00% × 0.9895 – 1))]
	=	101.339

Accordingly, you would receive a Redemption Amount at maturity of $1,013.39 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	101.339
				100
	=	$1,013.39

Example 5: EMERALD decreases 20.00%, the HEDJ Fund decreases 5.00% and the DXJ Fund decreases 10.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, since the Final Level of each Basket Component is less than its respective Initial Level, you would receive a Redemption Amount at maturity that is significantly less than $1,000 per $1,000 Face Amount of securities. Assuming a period of 733 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 49.140 calculated as follows:

Final Basket Level	=	100 x [1 + (2 × EMERALD Performance) + ((2/3) × HEDJ Fund Performance) + ((1/3) × DXJ Fund Performance)]
	=	100 x [1 + (2 × (80.00% × (1 – 0.01 × 733/365) – 1)) + ((2/3) × (95.00% × 0.9895 – 1)) + ((1/3) × (90.00% × 0.9895 – 1))]
	=	49.140

Accordingly, you would receive a Redemption Amount at maturity of $491.40 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	49.140
				100
	=	$491.40

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities payable upon the occurrence of a Redemption Trigger Event. A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but excluding the Trade Date to but excluding the Final Valuation Date is less than the Redemption Trigger Level of 40. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities.

The hypothetical Redemption Amount set forth below assumes (i) the Basket Level is greater than or equal to 40 on each trading day prior to the day on which the Redemption Trigger Event occurs, (ii) a Redemption Trigger Event occurs on a trading day that is 60 calendar days after the Trade Date and (iii) the Redemption Trigger Payment Date is three business days after the Redemption Trigger Valuation Date.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors
EMERALD	-30.00%	-30.12%
HEDJ Fund	-10.00%	-10.95%
DXJ Fund	-20.00%	-20.84%
Final Basket Level		25.527
Redemption Amount		$255.27
Return on the securities		-74.47%

Example 6: EMERALD decreases by 30.00%, the HEDJ Fund decreases by 10.00% and the DXJ Fund decreases by 20.00% from their respective Initial Levels to their respective Final Levels on the Redemption Trigger Valuation Date, which is 60 calendar days after the Trade Date.  The Final Basket Level is 25.527, calculated as follows:

Final Basket Level	=	100 x [1 + (2 × EMERALD Performance) + ((2/3) x HEDJ Fund Performance) + ((1/3) x DXJ Fund Performance)]
	=	100 x [1 + (2 × (70.00% x (1 – 0.01 × 60/365) – 1)) + ((2/3) × (90.00% × 0.9895 – 1)) + ((1/3) × (80.00% × 0.9895 – 1))]
	=	25.527

In this case, your securities will be redeemed early because the Basket Level is less than the Redemption Trigger Level of 40, causing a Redemption Trigger Event to occur. Accordingly, you would receive a Redemption Amount of $255.27 per $1,000 Face Amount of securities on the Redemption Trigger Payment Date, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	25.527
				100
	=	$255.27

Although the Redemption Trigger Level is 40, the Basket Level decreased significantly below 40 when the Redemption Trigger Event occurs. As a result, you would lose more than 60% of your initial investment.

Selected Purchase Considerations

•
APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns by offering exposure to two times any increase or decrease in the level of EMERALD and one times any increase or decrease in the level of an unequally weighted sub-basket consisting of the HEDJ Fund and the DXJ Fund. The return of each Basket Component is reduced by its applicable Adjustment Factor. Any payment on the securities is subject to our ability to satisfy our obligations as they become due.

•
ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. In the case of EMERALD, the investor is exposed to two times any increase or decrease in the level of EMERALD. Any negative performance of the Basket ETFs, when combined with two times any negative performance of EMERALD in calculating the Redemption Amount, will result in an accelerated loss on your investment. Your payment at maturity or upon a Redemption Trigger Event  will be further reduced by the applicable Adjustment Factor of each Basket Component. You may lose some or all of your investment in the securities if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors.

•
THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced by the applicable Adjustment Factors. Each Adjustment Factor is applied to its respective Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the Final Level of such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, is greater than, equal to or less than its Initial Level.

•
POTENTIAL EARLY EXIT WITH SIGNIFICANT LOSSES DUE TO THE REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the Redemption Amount payable on the Redemption Trigger Payment Date based on the Final Basket Level on the Redemption Trigger Valuation Date, even if the levels of the Basket Components subsequently increase. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any subsequent increase in the levels of the Basket Components that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

•
QUARTERLY CASH PAYMENTS LINKED TO DIVIDENDS OF EXCHANGE TRADED FUNDS — In addition to any cash payment you receive on the Maturity Date or the Redemption Trigger Payment Date, as applicable, you will also receive a quarterly cash payment per $1,000 Face Amount of securities that equals the total amount of cash dividends declared and paid by each Basket ETF to its shareholders during the applicable Dividend Pass-Thru Payment Period on the number of shares of the applicable Basket ETF equal to its Dividend Pass-Thru Share Amount. No Dividend Pass-Thru Payments will be made after an early redemption.

•
RETURN LINKED TO THE PERFORMANCE OF THREE BASKET COMPONENTS — The return on the securities, which may be positive, zero or negative, is fully exposed to the performance of EMERALD, the HEDJ Fund and the DXJ Fund.

The Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD)

EMERALD tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by Deutsche Bank AG on October 12, 2009 and is calculated, maintained and published by Deutsche Bank AG, London Branch (the “Index Sponsor”). EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998. This is just a summary of EMERALD. For additional information about EMERALD, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5 dated September 28, 2012.

WisdomTree Europe Hedged Equity Fund (HEDJ Fund)

The HEDJ Fund seeks to track the price and yield performance, before fees and expenses, of the WisdomTree Europe Hedged Equity Index (the “HEDJ Tracked Index”), which is a dividend-weighted index designed to provide exposure to Euro-denominated equity shares of companies incorporated in Europe, particularly shares of European exporters, while at the same time seeking to neutralize exposure to fluctuations of the Euro movements relative to the U.S. dollar. It is possible that the HEDJ Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the HEDJ Tracked Index due to the temporary unavailability of certain securities in the secondary markets, the performance of any derivative instruments contained in the HEDJ Fund, the fees and expenses of the HEDJ Fund or due to other circumstances. For more information on the HEDJ Fund, please see the section entitled “The Basket ETFs” in this term sheet.

WisdomTree Japan Hedged Equity Fund (DXJ Fund)

The DXJ Fund seeks to track the price and yield performance, before fees and expenses, of the WisdomTree Japan Hedged Equity Index (the “DXJ Tracked Index”), which is designed to provide exposure to Japanese equity markets while at the same time seeking to neutralize exposure to fluctuations of the Japanese yen movements relative to the U.S. dollar. It is possible that the DXJ Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the DXJ Tracked Index due to the temporary unavailability of certain securities in the secondary markets, the performance of any derivative instruments contained in the DXJ Fund, the fees and expenses of the DXJ Fund or due to other circumstances. For more information on the DXJ Fund, please see the section entitled “The Basket ETFs” in this term sheet.

•	TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the components of the Basket Components. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus addendum before you decide that an investment in the securities is suitable for you.

•
YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON AN ACCELERATED BASIS — The securities do not pay any coupons and do not guarantee any return of your initial investment. The return on the securities at maturity or upon a Redemption Trigger Event is linked to the performance of the Basket Components and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Your investment will be fully exposed to two times any increase or decrease in the level of EMERALD and one times any increase or decrease in the level of an unequally weighted sub-basket consisting of the Basket ETFs. Because the securities provide leveraged exposure to the Basket Components on a combined basis, your investment will be fully exposed to any decrease in the levels of the Basket Components on a combined basis, resulting in a leveraged loss on your investment. As the return on the securities is linked to the two-times leveraged performance of EMERALD, a decrease in the level of EMERALD could have a significant negative impact on the Basket Level even though the Basket Level is based on any increase or decrease in the levels of the Basket Components as a whole. In particular, any positive performance of any Basket ETF may be offset by two times the negative performance of EMERALD. The Basket Level could decrease very rapidly if the levels of all of the Basket Components decrease simultaneously. In addition, the Adjustment Factors will reduce the Redemption Amount payable in respect of the securities, regardless of whether the performance of any Basket Component is positive, zero or negative. Even if the level of the Basket does not decline, you will lose some of your initial investment if the levels of the Basket Components as a whole do not increase sufficiently to offset the effect of the applicable Adjustment Factors. Any payment on the securities is subject to our ability to satisfy our obligations as they become due.

•
WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If the Basket Level is less than the Redemption Trigger Level on any trading day from but excluding the Trade Date to but excluding the Final Valuation Date, a Redemption Trigger Event has occurred.

Upon the occurrence of a Redemption Trigger Event, we will redeem the securities on the Redemption Trigger Payment Date for the Redemption Amount calculated using the Final Basket Level on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any subsequent increase in the levels of the Basket Components that may occur after the Redemption Trigger Valuation Date, you will not receive any Dividend Pass-Thru Payments after the Redemption Trigger Payment Date and you will lose a significant portion, and may lose all, of your investment in the securities.

•
YOUR SECURITIES ARE EXPOSED TO TWO TIMES THE PERFORMANCE OF EMERALD AND ONE TIMES THE PERFORMANCE OF AN UNEQUALLY WEIGHTED SUB-BASKET CONSISTING OF THE BASKET ETFS — The Redemption Amount payable at maturity or upon a Redemption Trigger Event will reflect two times any increase or decrease in the level of EMERALD and one times any increase or decrease in the level of an unequally weighted sub-basket consisting of the Basket ETFs, in each case as measured from the Trade Date to the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and each Basket Component is reduced by its applicable Adjustment Factor. The performance of each Basket Component is combined in calculating the Redemption Amount, with the effect of magnifying losses if the levels of the Basket Components decrease or offsetting gains if the level of one Basket Component increases and the levels of the other Basket Components decrease. Because the securities are linked to EMERALD on a two times leveraged basis, any negative performance of EMERALD will have a substantial effect on your return even though the performance of the Basket is based on any increase or decrease in the level of the Basket as a whole.

•
THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Component. The Adjustment Factor for EMERALD reduces the performance of EMERALD by approximately 100 basis points (1.00%) each year the securities remain outstanding. Because of the two times leveraged exposure to EMERALD, the effect of the EMERALD Adjustment Factor is doubled, resulting in an overall reduction of 2.00% each year the securities remain outstanding. The dollar amount by which the EMERALD Adjustment Factor reduces the Redemption Amount increases as the Final Level of EMERALD increases relative to EMERALD’s Initial Level. The Adjustment Factor for each Basket ETF reduces the performance of such Basket ETF by approximately 105 basis points (1.05%) regardless of how long the securities remain outstanding. The effect of each Basket ETF’s Adjustment Factor has on the return on the securities depends on such Basket ETF’s Basket Component Weighting in calculating the Basket Level. The Adjustment Factor of each Basket Component is applied to the Final Level of such Basket Component on the Final Valuation Date or Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether or not the Final Level of such Basket Component is greater than, equal to or less than its Initial Level.

•
THE RETURN ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The return on the securities may be lower than the yield on our conventional debt securities of a comparable maturity and credit rating. If a Redemption Trigger Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level as measured on the Final Valuation Date exceeds the Initial Basket Level. Even if the Final Basket Level on the Final Valuation Date is greater than the Initial Basket Level, the return may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

•	THE SECURITIES DO NOT PAY ANY COUPONS — Unlike ordinary debt securities, the securities do not pay any coupons and do not guarantee any return of your initial investment at maturity.

•
THE SECURITIES ARE SUBJECT TO THE CREDIT OF DEUTSCHE BANK AG — The securities are senior unsecured obligations of Deutsche Bank AG and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the securities depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking the credit risk of Deutsche Bank AG will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations or become subject to a Resolution Measure, you might not receive any amount(s) owed to you under the terms of the securities and you could lose your entire investment.

•
THE SECURITIES MAY BE WRITTEN DOWN, BE CONVERTED OR BECOME SUBJECT TO OTHER RESOLUTION MEASURES. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF ANY SUCH MEASURE BECOMES APPLICABLE TO US — On May 15, 2014, the European Parliament and the Council of the European Union published the Bank Recovery and Resolution Directive for establishing a framework for the recovery and resolution of credit institutions and investment firms. The Bank Recovery and Resolution Directive requires each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. Germany has adopted the Recovery and Resolution Act (or SAG), which went into effect on January 1, 2015. SAG may result in the securities being subject to the powers exercised by our competent resolution authority to impose a Resolution Measure on us, which may include: writing down, including to zero, any payment on the securities; converting the securities into ordinary shares or other instruments qualifying as core equity tier 1 capital; or applying any other resolution measure, including (but not limited to) transferring the securities to another entity, amending the terms and conditions of the securities or cancelling of the securities. Imposition of a Resolution Measure would likely occur if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. You may lose some or all of your investment in the securities if a Resolution Measure becomes applicable to us.

By acquiring the securities, you would have no claim or other right against us arising out of any Resolution Measure, and we would have no obligation to make payments under the securities following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the securities, under the Indenture or for the purpose of the Trust Indenture Act. Furthermore, because the securities are subject to any Resolution Measure, secondary market trading in the securities may not follow the trading behavior associated with similar types of securities issued by other financial institutions which may be or have been subject to a Resolution Measure.

In addition, by your acquisition of the securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee and the paying agent for, agree not to initiate a suit against the trustee and the paying agent in respect of, and agree that neither the trustee nor the paying agent will be liable for, any action that the trustee or the paying agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure.

•
THE ISSUER’S ESTIMATED VALUE OF THE SECURITIES ON THE TRADE DATE WILL BE LESS THAN THE ISSUE PRICE OF THE SECURITIES — The Issuer’s estimated value of the securities on the Trade Date (as disclosed on the cover of this term sheet) is less than the Issue Price of the securities.  The difference between the Issue Price and the Issuer’s estimated value of the securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. The Issuer’s estimated value of the securities is determined by reference to an internal funding rate and our pricing models. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the securities, reduces the economic terms of the securities to you and is expected to adversely affect the price at which you may be able to sell the securities in any secondary market. In addition, our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.  If at any time a third party dealer were to quote a price to purchase your securities or otherwise value your securities, that price or value may differ materially from the estimated value of the securities determined by reference to our internal funding rate and pricing models.  This difference is due to, among other things, any difference in funding rates, pricing models or assumptions used by any dealer who may purchase the securities in the secondary market.

•
THE CORRELATION AMONG THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased positive correlation among the Basket Components, in particular when one or more Basket Components decrease. The value of the securities may also be adversely affected by increased negative correlation between the Basket Components, meaning the positive performance of one or more Basket Components could be entirely offset by the negative performance of one or more other Basket Components.

•
THE BASKET COMPONENTS ARE UNEQUALLY WEIGHTED — The Basket Components are unequally weighted. Accordingly, the performance of the Basket Component with the higher weighting (in this case, EMERALD) will influence the Redemption Amount to a greater degree than the performance of the Basket Components with the lower weightings (in this case, the Basket ETFs). If EMERALD performs poorly, that poor performance could negate or diminish the effect on the Redemption Amount of any positive performance by the Basket ETFs.

•
EMERALD STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts. The level of EMERALD will increase if daily realized volatility exceeds weekly realized volatility over a given week, and decrease if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S&P 500® Index will exist at any time during the term of the securities and thus no assurance that the level of EMERALD will increase during the term of the securities. Furthermore, the level of EMERALD may sharply decline if the S&P 500® Index continues to increase or decrease in the same direction for more than a few weekdays, resulting in weekly realized volatility greatly exceeding daily realized volatility. EMERALD employs the methodology described in the accompany underlying supplement No. 5 to implement its strategy. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S&P 500® Index. You will not benefit from any results determined on the basis of any such alternative measure.

•
EMERALD CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each sub-index of EMERALD is reset based on the volatility at resetting over a 6 month period. The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day. The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry. The daily observed volatility of each sub-index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD. Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

•
THE ANTI-DILUTION PROTECTION IS LIMITED — The Calculation Agent will make adjustments to the Share Adjustment Factors, which will initially be set at 1.0, for certain events affecting the shares of the Basket ETFs. The Calculation Agent is not required, however, to make adjustments in response to all events that could affect the shares of the Basket ETFs. If such an event occurs that does not require the Calculation Agent to make an adjustment, the value of the securities may be materially and adversely affected. In addition, you should be aware that the Calculation Agent may, at its sole discretion, make adjustments to the Share Adjustment Factors or any other terms of the securities that are in addition to, or that differ from, those described in this term sheet to reflect changes occurring in relation to the Basket ETFs in circumstances where the Calculation Agent determines that it is appropriate to reflect those changes to ensure an equitable result. Any alterations to the specified anti-dilution adjustments for the Basket ETFs described in this term sheet may be materially adverse to investors in the securities. You should read the section “General Terms of the Securities – Anti-dilution Adjustments for Funds” in this term sheet in order to understand the adjustments that may be made to the securities.

•
FLUCTUATION OF NAV — The market prices of the shares of the Basket ETFs may fluctuate in accordance with changes in their net asset value (the “NAV”) and supply and demand on the applicable stock exchanges. The NAVs of the Basket ETFs may fluctuate with changes in the market value of the Basket ETFs’ securities holdings. Therefore, the market price of the shares of each Basket ETF may differ from its NAV per share and such Basket ETF may trade at, above or below its NAV per share.

•
ADJUSTMENTS TO A BASKET ETF OR TO ITS TRACKED INDEX COULD ADVERSELY AFFECT THE VALUE OF THE SECURITIES — WisdomTree Asset Management, Inc. (“WAM”) and Mellon Capital Management Corporation are the investment advisor and the sub-adviser, respectively, to the Basket ETFs, which seek investment results that correspond generally to the level and yield performance, before fees and expenses, of the HEDJ Tracked Index and the DXJ Tracked Index, respectively (together, the “Tracked Indices”). The stocks included in the Tracked Indices are selected by WisdomTree Investments, Inc. (“WTI”). WTI may add, delete or substitute the component securities underlying each Tracked Index, which could change the value of such Tracked Index. Pursuant to its investment strategy or otherwise, WAM may add, delete or substitute the securities composing either Basket ETF. Any of these actions could cause or contribute to large movements in the prices of the component securities held by the Basket ETFs, which could cause the value of the securities to decrease.

•
THE BASKET ETFS AND THEIR TRACKED INDICES ARE DIFFERENT — The performance of a Basket ETF may not exactly replicate the performance of its Tracked Index because such Basket ETF will reflect transaction costs and fees that are not included in the calculation of the Tracked Index. It is also possible that a Basket ETF may not fully replicate or may in certain circumstances diverge significantly from the performance of its Tracked Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such Basket ETF or due to other circumstances. For all of the foregoing reasons, the performance of a Basket ETF may not correlate with the performance of its Tracked Index.

•
THERE IS NO AFFILIATION BETWEEN A BASKET ETF AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY A BASKET ETF — We are not affiliated with any Basket ETF or the issuers of the component securities held by such Basket ETF or underlying its Tracked Index. However, we and our affiliates may currently or from time to time in the future engage in business with many of the issuers of the component securities held by a Basket ETF or underlying its Tracked Index. In the course of this business, we or our affiliates may acquire non-public information about the issues of the component stocks held by the Basket ETFs or underlying the Tracked Index and we will not disclose any such information to you. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the component securities held by a Basket ETF or underlying its Tracked Index or any of the issuers of the component securities held by the Basket ETF or underlying its Tracked Index. You, as an investor in the securities, should make your own investigation into the component securities held by any Basket ETF or underlying its track index and the issuers of the component securities held by the Basket ETF or underlying its Tracked Index. Neither the Basket ETF nor any of the issuers of the component securities held by the Basket ETF or underlying its Tracked Index are involved in this offering of securities in any way and none of them has any obligation of any sort with respect to your securities. Neither a Basket ETF nor any of the issuers of the component securities held by the Basket ETF or underlying its Tracked Index has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your securities.

•
THE SECURITIES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because the securities underlying the Basket ETFs are denominated in foreign currencies but the shares of the Basket ETFs are denominated in U.S. dollars, changes in currency exchange rates may negatively impact the returns of the Basket ETFs. Of particular importance to currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	political, civil or military unrest;

•	the balance of payments between the countries represented in the Basket ETFs and the United States; and

•	the extent of governmental surpluses or deficits in the countries represented in the Basket ETFs and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Basket ETFs, the United States and other countries important to international trade and finance. An investor’s net exposure to currency exchange rate risk will depend on the extent to which the currencies represented in the Basket ETFs strengthen or weaken against the U.S. dollar and the relative weight of each currency represented in such Basket ETF. If, taking into account such weighting, the U.S. dollar strengthens against the component currencies as a whole, the price of such Basket ETF may be adversely affected and the value of the securities may be reduced. Additionally, the volatility and/or the correlation (including the direction and the extent of such correlation) of the exchange rates between the U.S. dollar and the currencies represented in the Basket ETFs could adversely affect the value of the securities.

•
THE SECURITIES ARE SUBJECT TO CURRENCY HEDGE RISK — The Tracked Indices provide exposure to Japanese or European equity markets, as applicable, while at the same time seeking to neutralize exposure to fluctuations of the currency exchange rate between the Japanese yen or the Euro, as applicable, and the U.S.

dollar. The Basket ETFs seek investment results that closely correspond to the prices and yield performances, before fees and expenses, of their respective Tracked Indices. In order to track the Tracked Indices, the Basket ETFs intend to enter into forward currency contracts or currency futures contracts that will mimic the Tracked Indices, attempting to neutralize the effect of fluctuations of the currency exchange rate between the Japanese yen or the Euro, as applicable, and the U.S. dollar. While the Basket ETFs and the Tracked Indices are designed and intended to have higher returns than an equivalent non-currency hedged investment when the U.S. dollar strengthens relative to the Japanese yen or the Euro, as applicable, various factors may prevent the Basket ETFs and the Tracked Indices from fully reducing exposure to the risk of the U.S. dollar strengthening relative to the Japanese yen or the Euro, as applicable, which may adversely impact the value of your securities. The Basket ETFs and the Tracked Indices are also designed and intended to have lower returns than an equivalent unhedged investment when the U.S. dollar is weakening relative to the Japanese yen or the Euro, as applicable. Consequently, the weakening of the U.S. dollar relative to the Japanese yen or the Euro will likely have less of a positive impact on the value of your securities (as compared to returns of an equivalent unhedged investment).

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THERE ARE RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES LINKED TO THE VALUES OF EQUITY SECURITIES ISSUED BY NON-U.S. COMPANIES — The securities underlying the Basket ETFs are issued by companies incorporated outside of the the U.S. Because such underlying securities also trade outside U.S., the securities are subject to the risks associated with non-U.S. securities markets. Generally, non-U.S. securities markets may be less liquid and more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently than U.S. securities markets, which may adversely affect the prices of the Basket ETFs and the value of your securities. Furthermore, there are risks associated with investments in securities linked to the values of equity securities issued by non-U.S. companies. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, the prices of equity securities issued by non-U.S. companies may be adversely affected by political, economic, financial and social factors that may be unique to the particular countries in which the non-U.S. companies are incorporated. These factors include the possibility of recent or future changes in a non-U.S. government’s economic and fiscal policies (including any direct or indirect intervention to stabilize the economy and/or securities market of the country of such non-U.S. government), the presence, and extent, of cross shareholdings in non-U.S. companies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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PAST PERFORMANCE OF THE BASKET COMPONENTS IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Basket Components over the term of the securities may bear little relation to the historical closing levels or prices, as applicable, of such Basket Components and may bear little relation to the hypothetical return examples set forth elsewhere in this term sheet. We cannot predict the future performance of the Basket Components or whether the performance of the Basket will result in the return of any of your investment. Prior to August 29, 2012, the HEDJ Fund tracked the WisdomTree DEFA International Hedged Equity Index, which tracks the performance of stocks of companies incorporated in Europe, Japan, Australia, New Zealand, Hong Kong, Singapore and Israel, instead of the WisdomTree Europe Hedged Equity Index, which tracks the performance of Euro-denominated stocks of companies incorporated in Europe. Because of the change in the HEDJ Fund’s tracked index, which altered the HEDJ Fund’s investment strategy, only the limited performance history of the HEDJ Fund from August 29, 2012 to April 10, 2015 has been provided in this term sheet.

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ASSUMING NO CHANGES IN MARKET CONDITIONS AND OTHER RELEVANT FACTORS, THE PRICE YOU MAY RECEIVE FOR YOUR SECURITIES IN SECONDARY MARKET TRANSACTIONS WOULD GENERALLY BE LOWER THAN BOTH THE ISSUE PRICE AND THE ISSUER’S ESTIMATED VALUE OF THE SECURITIES ON THE TRADE DATE — While the payment(s) on the securities described in this term sheet is based on the full Face Amount of your securities, the Issuer’s estimated value of the securities on the Trade Date (as disclosed on the cover of this term sheet) is less than the Issue Price of the securities. The Issuer’s estimated value of the securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your securities in the secondary market at any time.  Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the securities on the

Trade Date. Our purchase price, if any, in secondary market transactions would be based on the estimated value of the securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately three months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

In addition to the factors discussed above, the value of the securities and our purchase price in secondary market transactions after the Trade Date, if any, will vary based on many economic and market factors, including our creditworthiness, and cannot be predicted with accuracy. These changes may adversely affect the value of your securities, including the price you may receive in any secondary market transactions. Any sale prior to the Maturity Date could result in a substantial loss to you.  The securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your securities to maturity.

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THE SECURITIES WILL NOT BE LISTED AND THERE WILL LIKELY BE LIMITED LIQUIDITY — The securities will not be listed on any securities exchange. There may be little or no secondary market for the securities.  We or our affiliates intend to act as market makers for the securities but are not required to do so and may cease such market making activities at any time.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the securities when you wish to do so or at a price advantageous to you.  Because we do not expect other dealers to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which we or our affiliates are willing to buy the securities.  If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market in the securities.  If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss, even in cases where the level of the Basket has increased since the Trade Date.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — While we expect that, generally, the levels or prices, as applicable, of the Basket Components will affect the value of the securities more than any other single factor, the value of the securities will also be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the time remaining to the maturity of the securities;

•	the composition of the Basket Components;

•	the equity markets generally and any stock prices and dividend rates reflected in the Basket Components;

•	the financial condition and results of operations of any companies whose shares underlie the Basket Components and conditions generally in the industries in which such companies operate;

•	the exchange rates between the U.S. dollar and the non-U.S. currencies that the component securities underlying the Basket ETFs are traded in;

•	interest rates and yields in the market generally;

•	supply and demand for the securities;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Basket Components or markets generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or our affiliates expect to hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options, futures or exchange-traded instruments. We or our affiliates may also engage in trading in instruments linked or related to the Basket Components on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may affect the levels or prices, as applicable, of the Basket Components and make it less likely that you will receive a positive return on your investment in the securities. Such trading and hedging activities may also cause the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion or all of their investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging and trading activities while the value of the securities declines. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components. Introducing competing products into the marketplace in this manner could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities. Furthermore, because Deutsche Bank Securities Inc. (“DBSI”) or one of its affiliates is expected to conduct trading and hedging activities for us in connection with the securities, DBSI or such affiliate may profit in connection with such trading and hedging activities and such profit, if any, will be in addition to any compensation that DBSI receives for the sale of the securities to you. You should be aware that the potential to earn a profit in connection with hedging activities may create an incentive for DBSI to sell the securities to you in addition to any compensation they would receive for the sale of the securities.

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WE OR OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD ADVERSELY AFFECT THE LEVELS OR PRICES, AS APPLICABLE, OF THE BASKET COMPONENTS OR THE VALUE OF THE SECURITIES — We or our affiliates may publish research from time to time on financial markets and other matters that could adversely affect the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us or our affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the securities and the Basket Components.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER, THE CALCULATION AGENT AND THE INDEX SPONSOR OF EMERALD ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the Index Sponsor of EMERALD. We, as the Calculation Agent, will maintain some discretion in making decisions relating to the securities, including whether there has been a Market Disruption Event (as defined below) with respect to each Basket Component and the amount of the Dividend Pass-Thru Payment payable each quarter. If a Market Disruption Event occurs on the Final Valuation Date, the Calculation Agent can postpone the determination of, or under some circumstances, use an alternate method to calculate the Closing Level of the disrupted Basket Component. As the Index Sponsor, we carry out calculations necessary to promulgate EMERALD, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate EMERALD in the event the regular means of determining EMERALD are unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the level of EMERALD. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the Index Sponsor of EMERALD may affect the Redemption Amount you receive at maturity or upon a Redemption Trigger Event, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

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POTENTIAL CONFLICTS OF INTEREST — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent, hedging our obligations under the securities and determining the Issuer’s estimated value of the securities on the Trade Date and the price, if any, at which we or our affiliates would be willing to purchase the securities from you in secondary market transactions. In performing these roles, our economic interests and those of our affiliates of ours are potentially adverse to your interests as an investor in the securities. The Calculation Agent will determine, among other things, all values, prices and levels required to be determined for the purposes of the securities on any relevant date or time. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred and, in some circumstances, the levels or prices related to the Basket Components that affect whether a Redemption Trigger Event has occurred. Any determination by the Calculation Agent could adversely affect the return on the securities.

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THERE IS SUBSTANTIAL UNCERTAINTY REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, with associated Dividend Pass-Thru Payments, as described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective non-U.S. investors should expect to be withheld on with respect to Dividend Pass-Thru Payments, as described below in “U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders.” You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, the potential application of the “constructive ownership” regime and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Basket Components

For a description of EMERALD, see the accompanying underlying supplement No. 5 dated September 28, 2012.

The Basket ETFs

We have derived all information contained in this term sheet regarding the WisdomTree Europe Hedged Equity Fund (the “HEDJ Fund”) and the WisdomTree Japan Hedged Equity Fund (the “DXJ Fund,” and together with the HEDJ Fund, the “Basket ETFs”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by the WisdomTree Trust (“WTT”). The Basket ETFs are investment portfolios maintained and managed by WTT. WisdomTree Asset Management, Inc. (“WAM”) and Mellon Capital Management Corporation are the investment advisor and the sub-adviser, respectively, to the Basket ETFs. The HEDJ Fund and DXJ Fund are exchange-traded funds that trade on the NYSE Arca under the ticker symbols “HEDJ” and “DXJ,” respectively.

WTT is a registered investment company that consists of numerous separate investment portfolios, including the Basket ETFs. Information provided to or filed with the SEC by WTT pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively through the SEC’s website at.http://www.sec.gov. For additional information regarding WTT, WAM and the Basket ETFs, please see WTT’s prospectus. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents, and we have not participated in the preparation of, or verified, such publicly available information.

The HEDJ Fund seeks to track the price and yield performance, before fees and expenses, of the WisdomTree Europe Hedged Equity Index (the “HEDJ Tracked Index”), a dividend-weighted index designed to provide exposure to Euro-denominated equity shares of companies incorporated in Europe, particularly shares of European exporters, while at the same time seeking to neutralize exposure to fluctuations of the Euro relative to the U.S. dollar.  Shares of European exporters stand to benefit from weakness in the value of the Euro as this decreases the relative cost of the goods and services they are exporting. The HEDJ Tracked Index consists of those dividend paying companies within the WisdomTree DEFA Index that are organized under the laws of a European country and trade in Euros, have at least $1 billion in market capitalization and derive at least 50% of their revenue from countries outside of Europe. The WisdomTree DEFA Index is a dividend-weighted index that includes the stocks of companies that (i) list their stock on one of the major exchanges in Europe, the Tokyo Stock Exchange, or on the major exchanges in Australia, New Zealand, Hong Kong, Singapore or Israel, (ii) are incorporated in Europe, Japan, Australia, New Zealand, Hong Kong, Singapore or Israel and (iii) meet certain market capitalization and average daily dollar volume minimums. Depositary receipts, limited partnership, royalty trusts, positive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds and derivative securities are excluded from the WisdomTree DEFA Index.

Securities are weighted in the HEDJ Tracked Index based on dividends paid over the prior annual cycle. Companies that pay more total dollar amount of dividends are more heavily weighted. The HEDJ Tracked Index also “hedges” against fluctuations in the relative value of the Euro against the U.S. dollar. The HEDJ Tracked Index applies an applicable published WM/Reuters one-month currency forward rate to the total equity exposure of each country in the HEDJ Tracked Index to adjust the value of the Euro against the U.S. dollar. If a country that had previously adopted the Euro as its official currency were to revert back to its local currency, the country would remain in the HEDJ Tracked Index and the HEDJ Tracked Index would be hedged in such local currency as soon as practicable after forward rates become available for such currency. The HEDJ Tracked Index is designed to have higher returns than an equivalent non-currency hedged investment when the Euro is weakening relative to the U.S. dollar. Conversely, the HEDJ Tracked Index is designed to have lower returns than an equivalent unhedged investment when the Euro is strengthening relative to the U.S. dollar. The inception date of the HEDJ Tracked Index was July 2, 2012. The HEDJ Tracked Index is reported by Bloomberg L.P. under the ticker symbol “WTEHIP.”

The DXJ Fund seeks to track the price and yield performance, before fees and expenses, of the WisdomTree Japan Hedged Equity Index (the “DXJ Tracked Index”), which is designed to provide exposure to Japanese equity markets while at the same time seeking to neutralize exposure to fluctuations of the Japanese yen relative to the U.S. dollar. The DXJ Tracked Index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan. By excluding companies that derive 80% or more of their revenue from Japan, the DXJ Tracked Index is tilted towards companies with a more significant global revenue base. The DXJ Tracked Index also “hedges” against fluctuations in the relative value of the Japanese yen against the U.S. dollar. The DXJ Tracked Index applies an applicable published WM/Reuters one-month currency forward rate to the total equity exposure to Japan to adjust the value of the Japanese yen against the U.S. dollar. The DXJ

Tracked Index is designed to have higher returns than an equivalent non-currency hedged investment when the Japanese yen is weakening relative to the U.S. dollar. Conversely, the DXJ Tracked Index is designed to have lower returns than an equivalent unhedged investment when the Japanese yen is strengthening relative to the U.S. dollar. The inception date of the DXJ Tracked Index was February 1, 2010. The DXJ Tracked Index is reported by Bloomberg L.P. under the ticker symbol “WTIDJH.”

Each Basket ETF pursues a “passive management” (or indexing) approach in attempting to track the performance of its Tracked Index. Each Basket ETF attempts to invest all, or substantially all, of its assets in the common stocks that make up its Tracked Index, and the each Basket ETF generally uses a “Representative Sampling” strategy to achieve its investment objective, meaning it generally will invest in a sample of the securities whose risk, return and other characteristics closely resemble the risk, return and other characteristics of its Tracked Index as a whole.  In addition, each Basket ETF intends to enter into forward currency contracts or futures contracts designed to offset the Basket ETFs exposure to the Euro or Japanese yen, as applicable. While this approach is designed to minimize the impact of currency fluctuations on the Basket ETF’s returns, it does not necessarily eliminate the Basket ETF’s exposure to the Euro or Japanese yen, as applicable. The return of the forward currency contract or currency futures contracts may not perfectly offset the actual fluctuations between the Euro and the U.S. dollar or between the Japanese yen and the U.S. dollar, as applicable.

The HEDJ Fund began tracking the performance of the HEDJ Tracked Index on August 29, 2012. Prior to August 29, 2012, the HEDJ Fund tracked the performance of the WisdomTree DEFA International Hedged Equity Index. The WisdomTree DEFA International Hedged Equity Index employs the same selection and weighting methodology used for the WisdomTree DEFA Index, but also “hedges” against fluctuations in the relative value of non-U.S. currencies represented in the WisdomTree DEFA International Hedged Equity Index against the U.S. dollar. The DXJ Fund began tracking the performance of the DXJ Tracked Index on April 1, 2010. Prior to April 1, 2010, the DXJ Fund tracked the performance of the WisdomTree Japan Total Dividend Index.

Historical Information

EMERALD

The following graph sets forth the historical performance of EMERALD based on its daily closing levels from April 10, 2010 through April 10, 2015. The closing level of EMERALD on April 10, 2015 was 212.22. We obtained the historical closing levels of EMERALD from Bloomberg L.P., and we have not participated in the preparation of, or verified, such information. The historical closing levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of EMERALD on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of EMERALD will result in the return of any of your initial investment.

The HEDJ Fund

The following graph sets forth the historical performance of the HEDJ Fund based on its daily closing prices from August 29, 2012 through April 10, 2015. The closing price of the HEDJ Fund on April 10, 2015 was $68.52. Prior to August 29, 2012, the HEDJ Fund tracked the performance of the WisdomTree DEFA International Hedged Equity Index, which includes the stocks of companies incorporated in Europe, Japan, Australia, New Zealand, Hong Kong, Singapore and Israel, instead of the performance of the WisdomTree Europe Hedged Equity Index. Due to the change in the investment strategy of the HEDJ Fund, only the historical performance of the HEDJ Fund from August 29, 2012 to April 10, 2015 has been provided in this term sheet. We obtained the historical closing prices of the HEDJ Fund from Bloomberg L.P., and we have not participated in the preparation of, or verified, such information. The historical closing prices of the HEDJ Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the HEDJ Fund on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of the HEDJ Fund will result in the return of any of your initial investment.

The DXJ Fund

The following graph sets forth the historical performance of the DXJ Fund based on its daily closing prices from April 10, 2010 through April 10, 2015. The closing price of the DXJ Fund on April 10, 2015 was $56.74. We obtained the historical closing prices of the DXJ Fund from Bloomberg L.P., and we have not participated in the preparation of, or verified, such information. The historical closing prices of the DXJ Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the DXJ Fund on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of the DXJ Fund will result in the return of any of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement, “Description of Debt Securities” in the accompanying prospectus and “Description of Debt Securities and Warrants” in the accompanying prospectus addendum. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement, prospectus or prospectus addendum.

General

The securities are linked to a basket of one index and two exchange-traded funds and are senior unsecured obligations of Deutsche Bank AG that offer exposure to two times any increase or decrease in the level of the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) and one times any increase or decrease in the level of an unequally weighted sub-basket consisting of the WisdomTree Europe Hedged Equity Fund (the “HEDJ Fund”) and the WisdomTree Japan Hedged Equity Fund (the “DXJ Fund,” and together with the HEDJ Fund, the “Basket ETFs”). We refer to each of EMERALD and the Basket ETFs as a “Basket Component” and together the “Basket Components.”

The securities are included in our Global Notes, Series A referred to in the accompanying prospectus supplement, prospectus and prospectus addendum. The securities will be issued by Deutsche Bank AG under the Indenture. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations, except for obligations required to be preferred by law.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

“Closing price” for one share of a Basket ETF on any trading day means:

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if such Basket ETF is listed or admitted to trading on a U.S. national securities exchange, the last reported sale price for one share of such Basket ETF, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal U.S. national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket ETF is listed or admitted to trading; or

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if such Basket ETF is listed or admitted to trading on any U.S. national securities exchange but the last reported sale price is not available pursuant to the preceding bullet point, the last reported sale price for one share of such Basket ETF of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”) on such day; or

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if such Basket ETF is not listed or admitted to trading on any U.S. national securities exchange but is included in the OTC Bulletin Board, the last reported sale price for one share of such Basket ETF of the principal trading session on the OTC Bulletin Board on such day; or

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otherwise, if none of the above circumstances is applicable, the mean, as determined by the Calculation Agent, of the bid prices for one share of such Basket ETF obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.

Adjustments to Valuation Dates and Payment Dates

If (i) the Final Valuation Date or Redemption Trigger Valuation Date (each, a “Valuation Date”) is not a trading day with respect to any Basket Component or (ii) a Market Disruption Event for any Basket Component occurs or is continuing on the relevant Valuation Date, then the Valuation Date for such disrupted Basket Component will be postponed to the immediately succeeding trading day on which no Market Disruption Event for such Basket Component occurs or is continuing. The Valuation Date for any such Basket Component will not be postponed later than the fifth scheduled trading day after the date originally scheduled for such Valuation Date (the “Fifth Day”). If the relevant Valuation Date is postponed to the Fifth Day and (i) the Fifth Day is not a trading day with respect to such Basket Component or (ii) a Market Disruption Event for such Basket Component occurs or is continuing on the Fifth Day, then, on the Fifth Day the Closing Level of such Basket Component will be determined by the Calculation Agent in good faith and in a commercially reasonable manner. The Closing Level for a Basket Component not disrupted on the original Valuation Date will be determined on the originally scheduled Valuation Date.

If the Maturity Date, Redemption Trigger Payment Date or any scheduled Dividend Pass-Thru Payment Date (each, a “Payment Date”) is not a business day, then the Payment Date will be the next succeeding business day following such scheduled Payment Date. If, due to a Market Disruption Event, a non-trading day or otherwise, the Valuation Date for any Basket Component is postponed, the Maturity Date or the Redemption Trigger Payment Date, as applicable, will be postponed in order to maintain the same number of business days that had originally been scheduled between such postponed Valuation Date and the Maturity Date or Redemption Trigger Payment Date, as applicable.

“Business day” means any day other than a day that is (i) a Saturday or Sunday, (ii) a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) a day on which transactions in U.S. dollars are not conducted in the City of New York or London, England.

“Trading day” means, for each Basket Component (or, with respect to EMERALD, any Successor Index (as defined below)) separately, any day other than a day on which (i)(A) trading is not generally conducted on the Relevant Exchange for such Basket Component (or, with respect to EMERALD, any Successor Index), notwithstanding any such Relevant Exchange closing prior to its scheduled closing time or (B) for EMERALD only, the level of EMERALD (or any Successor Index) is not published by the Index Sponsor and (ii) the Calculation Agent determines in its sole discretion that such non-trading or, for EMERALD only, non-publication, materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

Market Disruption Events

With respect to EMERALD, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a “Disruption Event” or “Force Majeure Event” as defined under “The Deutsche Bank Equity MEan Reversion ALpha InDex (“EMERALD”)” in the accompanying underlying supplement No. 5 materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

With respect to the Basket ETFs, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities:

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the occurrence or existence of a suspension, absence or material limitation of trading in shares of such Basket ETF on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for such Basket ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

•
a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the market value of the portfolio investments of such Basket ETF (or the relevant successor Basket ETF) or the level of an index which underlies such Basket ETF (or its relevant successor) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the market value of the portfolio investments of such Basket ETF (or the relevant successor Basket ETF) or the level of an index which underlies such Basket ETF (or its relevant successor) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Basket ETF (or the relevant successor Basket ETF) or an index which underlies such Basket ETF (or its relevant successor) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event with respect to such Basket ETF exists at any time, if trading in a security included in such Basket ETF (or the relevant successor Basket ETF) or an index which underlies such Basket ETF (or its relevant successor) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the market value of the portfolio investments of the disrupted Basket ETF (or the relevant successor Basket ETF) or the level of an index which underlies such Basket ETF (or its relevant successor) shall be based on a comparison of:

•
the portion of the market value of the portfolio investments of such Basket ETF (or the relevant successor Basket ETF) or the level of an index which underlies such Basket ETF (or its relevant successor) attributable to that security, relative to

•	the overall market value of the portfolio investments of such Basket ETF (or the relevant successor Basket ETF) or level of an index which underlies such Basket ETF (or its relevant successor),

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to such Basket ETF has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•
limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on such Basket ETF by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to such Basket ETF; and

•
a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts or exchange traded funds related to such Basket ETF are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“Relevant Exchange(s)” means, for each Basket ETF, the primary organized exchange or market of trading, as determined by the Calculation Agent, for (i) any component then included in, or any security issued by, such Basket ETF or (ii) any futures or options contract or fund related to such Basket ETF or to any component then included in such Basket ETF. For EMERALD, “Relevant Exchange” has the meaning set forth under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5.

Discontinuation of EMERALD; Alteration of Method of Calculation

If the Index Sponsor discontinues publication of EMERALD (the “Index”) and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Closing Level of the Index on any Trading Day following the publication of such Successor Index will be determined by reference to the official closing level of such Successor Index on which a level for the Index must be taken for the purposes of the securities, including any Valuation Date. Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the Index Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, any Valuation Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Valuation Date, then (a) the Calculation Agent will determine the Closing Level of the Index for such Valuation Date and (b) the level for the Index, if applicable, at any time on such Valuation Date will be deemed to equal the Closing Level of the Index on that Valuation Date, as determined by the Calculation Agent. The Closing Level of the Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant component has been materially suspended or materially limited, its good faith estimate of the closing price) on such date of each component most recently composing the Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Closing Level of the Index or Successor Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Closing Level of the Index with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the Calculation Agent will adjust the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuance of a Fund and/or its Tracked Index; Alteration of Method of Calculation

If a Basket ETF is liquidated or otherwise terminated (a “Liquidation Event”), then any price of such Basket ETF required for the purposes of the securities will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing level of its Tracked Index (or any successor index to the Tracked Index, as described below) on any Valuation Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Basket ETF and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of the Basket ETF was available.

If the sponsor of a Tracked Index discontinues publication of such Tracked Index and the sponsor of the relevant Basket ETF or another entity publishes a successor or substitute index that Deutsche Bank AG, London Branch, as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent Closing Level following a Liquidation Event will be determined by reference to the published level of such Successor Tracked Index at the regular weekday close of trading on any trading day on which the Closing Level must be taken for the purpose of the securities, including the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable.

Upon any selection by the Calculation Agent of a Successor Tracked Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to DTC, as holder of the security, within three business days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the sponsor of a Basket ETF discontinues publication of such Basket ETF’s Tracked Index prior to, and such discontinuance is continuing on, the Valuation Date following a Liquidation Event and Deutsche Bank AG, London Branch, as the Calculation Agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the Calculation Agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level) at the close of the principal trading session of the relevant exchange on the Valuation Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-dilution Adjustments for Funds

The Share Adjustment Factor, the Initial Level, the Final Level and the amount of a quarterly Dividend Pass-Thru Payment for each Basket ETF are subject to adjustment by the Calculation Agent as a result of the anti-dilution adjustments described in this section.

No adjustments to any Share Adjustment Factor will be required unless such Share Adjustment Factor adjustment would require a change of at least 0.1% of such Share Adjustment Factor then in effect. A Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The Calculation Agent will not be required to make any adjustments to the Share Adjustment Factor for the Basket ETF after the close of business on the relevant Valuation Date.

No adjustments to the Share Adjustment Factor for the Basket ETF will be required other than those specified below. The adjustments specified in this section do not cover all events that could affect a Basket ETF, and there may be events that could affect such Basket ETF for which the Calculation Agent will not make any such adjustments.  Nevertheless, the Calculation Agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of some events that affect or could potentially affect the market price of, or shareholder rights in, a Basket ETF, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the Calculation Agent may make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines, in its sole discretion, that such adjustments do not properly reflect the economic consequences of the events specified in this term sheet or would not preserve the relative investment risks of the securities.  All determinations made by the Calculation Agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this term sheet, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other derivatives clearing organization on options contracts on the affected Basket ETF.

Share Splits and Reverse Share Splits

If the shares of a Basket ETF are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
the number of shares which a holder of one share of the Basket ETF before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Basket ETF is subject to a share dividend, i.e., an issuance of additional shares of such Basket ETF that is given ratably to all or substantially all holders of shares of the Basket ETF, then, once the dividend or distribution has become effective and the shares of the Basket ETF are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of the Basket ETF.

Non-cash Distributions

If a Basket ETF distributes shares of capital stock, evidences of indebtedness or other assets or property of such Basket ETF to all or substantially all holders of shares of such Basket ETF (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred to under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such Basket ETF are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the Current Market Price of one share of the Basket ETF and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Basket ETF means the arithmetic average of the closing prices of one share of a Basket ETF for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first trading day on which transactions in the shares of a Basket ETF trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the Calculation Agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Basket ETF will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the Basket ETF by an amount equal to at least 10% of the closing price of such Basket ETF on the first trading day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the closing price of the Basket ETF on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Notwithstanding the forgoing, if a beneficial owner of the securities as of the close of business on the applicable Record Date is entitled to receive the total amount of cash dividends declared and paid by a Basket ETF to its shareholders pursuant to the "Dividend Pass-Thru Payments" set forth above, no adjustments to the Share Adjustment Factor, the Initial Level or the Final Level will be required to take into account such dividends or distributions.

Calculation Agent

The calculation agent for the securities will be Deutsche Bank AG, London Branch (the “Calculation Agent”). As Calculation Agent, Deutsche Bank AG, London Branch will determine, among other things, all values and levels required to be determined for the purposes of the securities on any relevant date or time. In addition, the Calculation Agent will determine whether there has been a Market Disruption Event or a discontinuation of a Basket Component, whether or not any adjustments to the Share Adjustment Factor should be made, whether there has been a material change in the method of calculating a Basket Component and, in some circumstances, the prices or levels related to the Basket Components that affect whether a Redemption Trigger Event has occurred. Unless otherwise specified in this term sheet, all determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, upon a Redemption Trigger Event or on a Dividend Pass-Thru Payment Date on or prior to 11:00 a.m. on the business day preceding the Maturity Date, Redemption Trigger Payment Date or Dividend Pass-Thru Payment Date, as applicable.

All calculations with respect to the Closing Levels of the Basket Components and the Basket Level will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all U.S. dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity or upon a Redemption Trigger Event will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all U.S. dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities – Events of Default” in the accompanying prospectus is a description of events of default relating to the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities – Modification of an Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

DTC will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you acquire your securities for cash and hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities that elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this term sheet, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or non-U.S. tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Tax Treatment of the Securities

Due to the lack of direct legal authority, there is substantial uncertainty regarding the tax consequences of an investment in the securities. In determining our responsibilities for information reporting and withholding, if any, we intend to treat the securities as prepaid financial contracts that are not debt, with associated Dividend Pass-Thru Payments, with the consequences described below. Our special tax counsel has advised that while it believes this treatment to be reasonable, it is unable to conclude that it is more likely than not that this treatment will be upheld, and that other reasonable treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your securities could be materially and adversely affected. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt, with associated Dividend Pass-Thru Payments.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt, with Associated Dividend Pass-Thru Payments

There is no direct authority under current law addressing the proper tax treatment of the Dividend Pass-Thru Payments or comparable payments on instruments similar to the securities. The Dividend Pass-Thru Payments may, in whole or in part, be treated as ordinary income to you when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. In determining our information reporting responsibilities, if any, we intend to treat the Dividend Pass-Thru Payments as ordinary income. You should consult your tax adviser concerning the treatment of the Dividend Pass-Thru Payments.

Upon a taxable disposition of a security (including at maturity or upon early redemption), you should recognize gain or loss equal to the difference between the amount you realize (other than the amount of any Dividend Pass-Thru Payment) and the amount you paid to acquire the security. Subject to the potential application of the “constructive ownership” regime, discussed below, your gain or loss generally should be capital gain or loss (although the treatment of any sales proceeds attributable to the next succeeding Dividend Pass-Thru Payment is unclear), and should be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

It is possible, because Basket ETFs are Basket Components, that purchasing a security could be treated (in whole or part) as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize upon the taxable disposition of the security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” It is not clear how the “net underlying long-term capital gain” would be calculated in this case. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 will be treated as accruing at a constant rate over the period you held the security, and you will be subject to a notional interest charge in respect of the deemed tax liability on the income that is treated as accruing in prior tax years.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt, with Associated Dividend Pass-Thru Payments

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, with associated Dividend Pass-Thru Payments, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security in addition to the Dividend Pass-Thru Payments you receive and/or to treat all or a portion of your gain or loss on its taxable disposition (in addition to any amounts attributable to the next succeeding Dividend Pass-Thru Payment, as discussed above) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any reweighting, rebalancing, reconstitution, change in methodology of, or substitution of a successor to, a Basket Component could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the relevant security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, which may exceed the Dividend Pass-Thru Payments made in the relevant year. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

The U.S. federal income tax treatment of Dividend Pass-Thru Payments is uncertain. Insofar as we have responsibility as a withholding agent, we expect to treat Dividend Pass-Thru Payments and any sales proceeds attributable to a Dividend Pass-Thru Payment as subject to withholding at a rate of 30% unless you provide a properly completed Form W-8 appropriate to your circumstances, claiming eligibility for a reduction of or an exemption from withholding under an applicable income tax treaty. We will not pay additional amounts on account of any such withholding tax. You should consult your tax adviser regarding these certification requirements.

If a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, with associated Dividend Pass-Thru Payments, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States. However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt, with Associated Dividend Pass-Thru Payments,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income in excess of the Dividend Pass-Thru Payments, subject to U.S. federal withholding tax, over the term of the securities, possibly on a retroactive basis. We will not pay additional amounts on account of any such withholding tax.

Subject to the discussion below under “—‘FATCA’ Legislation,” if a security were treated as a debt instrument, any income or gain you realize with respect to the security would not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8 appropriate to your circumstances, and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Information Reporting and Backup Withholding

Payments received in respect of your securities may be subject to information reporting unless you qualify for an exemption. These payments may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information and otherwise satisfy the requirements to establish that you are not subject to backup withholding. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

“FATCA” Legislation

Legislation commonly referred to as “FATCA” and regulations promulgated thereunder generally impose a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income.  If you (or any person through which you hold the securities) were to fail to establish an exemption from the FATCA regime, it would be prudent to expect a withholding agent to withhold on (i) any Dividend Pass-Thru Payments under this regime, even if the Dividend Pass-Thru Payments are otherwise exempt from U.S. withholding tax, e.g., under an applicable treaty and (ii) some portion or (with respect to a disposition after December 31, 2016) all of any payment of gross proceeds of the disposition of a security (including early redemption and retirement at maturity). If withholding applies to a security, we will not be required to pay any additional amounts with respect to amounts withheld. Non-U.S. holders, and U.S. holders holding securities through a non-U.S. intermediary, should consult their tax advisers regarding the potential application of FATCA to the securities, including the possibility of obtaining a refund of any tax withheld thereunder from payments that would otherwise be exempt from U.S. withholding tax.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of this term sheet) paid with respect to the securities and such commissions may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Components, the securities underlying the Basket Components, or instruments whose value is derived from the Basket Components or their components. While we cannot predict an outcome, such hedging activity or other hedging or investment activity could potentially increase the levels or prices, as applicable, of the Basket Components (including the Initial Levels), and therefore effectively establish higher levels that the Basket Components must achieve for you to obtain a positive return on your investment or avoid a loss of some or all of your initial investment at maturity or upon a Redemption Trigger Event. Similarly, the unwinding of our or our affiliates’ hedges near or on a Valuation Date could decrease the closing levels or prices, as applicable, of the Basket Components on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Components, the components underlying the Basket Components, or instruments whose value is derived from the Basket Components or their underlying components. Although we have no reason to believe that any of these activities will have a material impact on the levels or prices, as applicable, of the Basket Components or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and DBSI, as agent, and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities will agree to purchase, and we will agree to sell, the Face Amount of securities set forth on the cover page of the term sheet. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the term sheet.

DBSI will pay custodial fees to other broker-dealers of 0.25% or $2.50 per $1,000 Face Amount. Deutsche Bank AG will reimburse DBSI for such fees. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of FINRA, the underwriting arrangements for this offering must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the term sheet is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this term sheet or the accompanying prospectus supplement, prospectus or prospectus addendum, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this term sheet or the accompanying prospectus supplement, prospectus or prospectus addendum or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and any other Agent through which we may offer the securities will represent and agree, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this term sheet and the accompanying prospectus supplement, prospectus and prospectus addendum and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Exchange Act, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.